Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agora, Inc. of our report dated March 9, 2020 relating to the financial statements, which appears in Agora, Inc.’s Amendment No. 2 to the Registration Statement on Form F-1 (No.333- 238960).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China June 26, 2020